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EXHIBIT 11.1

                           VACATION BREAK U.S.A., INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                   FOR THE THREE AND SIX MONTHS ENDED JUNE 30,

                                                                           Three months ended

                                                             June 30, 1997                   June 30, 1996
                                                             -------------                   -------------

                                                                                                        Fully
                                                                Primary                   Primary      Diluted

Actual number of common shares
outstanding                                                     8,615,141                8,570,000    8,570,000
                                                                ---------                ---------    ---------

Weighted average number of common
  shares issued and outstanding                                 8,612,889                8,570,000    8,570,000
Common stock equivalents computed
  under the Treasury Stock method                                -                         295,391      408,918
                                                               ----------                ---------    ---------

                                                                8,612,889                8,865,391    8,978,918
                                                                =========                =========    =========

Net income                                                    $ 2,808,173              $ 4,938,950  $ 4,938,950
                                                                =========                =========    =========

Net income per share (1)                                           $ 0.33                   $ 0.56       $ 0.55
                                                                     ====                     ====         ====

(1) The dilutive effect of common stock equivalents was less that 3% for the three months ended June 30, 1997

                                                                     Six months ended

                                                            June 30, 1997                June 30, 1996
                                                            -------------                -------------

                                                                                                     Fully
                                                               Primary               Primary        Diluted

Actual number of common shares
outstanding                                                   8,615,141             8,570,000      8,570,000
                                                              ---------             ---------      ---------

Weighted average number of common
  shares issued and outstanding                               8,593,973             8,555,000      8,555,000
Common stock equivalents computed
  under the Treasury Stock method                               286,965               201,236        359,403
                                                              ---------             ---------      ---------

                                                              8,880,938             8,756,236      8,914,403
                                                              =========             =========      =========

Net income                                                  $ 5,094,134           $ 6,426,949    $ 6,426,949
                                                              =========             =========      =========

Net income per share (2)                                        $ 0.57                $ 0.73          $ 0.72
                                                                  ====                  ====            ====

(2)  The  use  of  Common  stock   equivalents   for  the  EPS  computation  was
anti-dilutive to the computation of the fully diluted EPS for the six months ended June 30, 1997.

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